Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of BB&T Corporation of our report dated January 28, 2003, except as to Note 7 and Note 20 which are as of December 11, 2003, relating to the consolidated financial statements, which appears in BB&T Corporation’s Current Report on Form 8-K dated December 11, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina

December 23, 2003